Exhibit 10.2

FIRST AMENDMENT TO

TECHNOLOGY AND SERVICES AGREEMENT

This FIRST AMENDMENT TO TECHNOLOGY AND SERVICES AGREEMENT (“Amendment”) is made by and between FMR LLC (“FMR”) and Envestnet Asset Management Group, Inc. (“Envestnet”) as of             , 2008 (the “Amendment Effective Date”). Reference is made to a certain Technology and Services Agreement dated as of March 31, 2008 by and between FMR and Envestnet (the “Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Parties have identified a mutually agreeable third party regulatory consultant, specifically ACA Compliance Group (“ACA”), to perform a risk assessment review of Envestnet’s investment advisory business in accordance with Section 1(d) of the Agreement;

WHEREAS, ACA has indicated that it is unable to complete the risk assessment review and submit a draft report within the time frame set forth in the Agreement;

WHEREAS, the Parties desire to amend the Agreement to extend certain time frames in order to permit for the engagement of ACA.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Regulatory Consultant. Section 1(d) of the Agreement is amended and restated in its entirety as follows:

“Envestnet shall within seventy-five (75) days of the Effective Date hire a mutually-agreeable third party regulatory consultant, specifically ACA Compliance Group (“ACA”), to perform a risk assessment review (the scope and guidelines for which review shall be mutually agreed upon by the Parties) of Envestnet’s investment advisory business. The Parties agree that Fidelity shall reimburse Envestnet for fifty percent (50%) of the cost of retaining ACA, which amount is not to exceed $35,000.00, plus fifty-percent (50%) of the reasonable travel and meal expenses of ACA’s personnel, without Fidelity’s prior written consent. In the event the aggregate cost of retaining ACA to perform the services set forth in the initial statement of work by and between Envestnet and ACA exceed $70,000 (exclusive of reasonable travel and meal expenses), Envestnet shall promptly notify Fidelity and the Parties shall consult with ACA to determine the cause of such excess cost and consider options to control the cost of any remaining services going forward. ACA shall submit a draft report to Envestnet and Fidelity for their review and comments within six (6) months of the Effective Date, or such other period as shall be mutually agreed to by the parties. If Envestnet does not agree with ACA’s findings in the draft report, Envestnet shall discuss such disputed findings with both ACA and Fidelity and such disputed findings shall be resolved by ACA prior to the final report being issued. ACA shall then submit the final report to Envestnet and Fidelity. Upon receipt of the final report, Envestnet shall implement the recommended changes in controls, reporting and monitoring within nine (9) months following the date of submission of the draft report, but in no event later than fifteen (15) months following the Effective Date. Within ten (10) months following the date of submission of the draft report, or sixteen (16) months following the Effective Date, whichever occurs first, ACA shall perform a follow up review and examination and shall submit its final follow-up report to Envestnet and Fidelity, which shall be binding on both Parties for purposes of calculating any amounts to be deducted or withheld by Fidelity in accordance with Section 5(e).”

2. Miscellaneous.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Except as specifically amended by Section 1 above, the Agreement shall continue unchanged and in full force and effect according to its terms. This Amendment may not be altered, amended, or modified except by a written instrument signed by an authorized representative of each Party.

IN WlTNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and effective as of the Amendment Effective Date.

ENVESTNET ASSET MANAGEMENT GROUP, INC.

By:	/s/ Brandon R. Thomas	Date:	6/18/08
Name:	Brandon R. Thomas
Title:	CIO

FMR LLC

By:	/s/ Michael B Fox	Date:	6-26-08
Name:	Michael B Fox
Title:	EVP

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